SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report:  November 23, 2004
(Date of earliest event reported)



                        Residential Accredit Loans, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                        333-107959                   51-0368240
(State or Other Juris-          (Commission            (I.R.S. Employer
diction of Incorporation)      File Number)         Identification No.)


       8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437
               (Address of Principal Executive Office) (Zip Code)


       Registrant's telephone number, including area code: (952) 857-7000



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Section 8.  Other Events

Item 8.01.     Other Events.

               On November 29, 2004, the Registrant will cause the issuance and sale of Mortgage Asset-Backed Pass-Through Certificates, Series 2004-QS15, (the "Certificates") pursuant to a Pooling and Servicing Agreement to be dated as of November 1, 2004, among the Registrant, Residential Funding Corporation, as Master Servicer, and Deutsche Bank Trust Company Americas, as Trustee.

               In connection with the expected sale of the Series 2004-QS15, Class M Certificates to Residential Funding Securities Corporation (the "Underwriter"); the Registrant has been advised that the Underwriter has furnished to prospective investors certain collateral information (the "Collateral Term Sheet") with respect to the Underwritten Certificates following the effective date of Registration Statement No. 333-107959, which Collateral Term Sheet are being filed manually on Form SE dated November 23, 2004.

               The Collateral Term Sheet has been provided by the Underwriter. The information in the Collateral Term Sheet is preliminary and may be superseded by the Prospectus Supplement relating to the Certificates and by any other information subsequently filed with the Securities and Exchange Commission.




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Section 9.         Financial Statements and Exhibits

Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits


        (a)    Financial Statements.

               Not applicable.

        (b)    Pro Forma Financial Information.

               Not applicable.

        (c)    Exhibits


                            ITEM 601(A) OF
EXHIBIT NO.                 REGULATION S-K
                            EXHIBIT NO.                DESCRIPTION

            1                          99              Collateral Term Sheet

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                                                      SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.


                                     RESIDENTIAL ACCREDIT LOANS, INC.

                                     By:    /s/ Joseph Orning
                                     Name:  Joseph Orning
                                     Title: Vice President



Dated:  November 23, 2004


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                                  EXHIBIT INDEX


               Item 601 (a) of   Sequentially
 Exhibit       Regulation S-K    Numbered
 Number        Exhibit No.       Description                 Page

 1                99       Computational Materials   Filed Electronically



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